Exhibit 99.1

UTG, Inc.

Charter of the Audit Committee of the Board of Directors

I.	Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the Company's financial reporting and the audits of the financial statements of the Company. The Audit Committee's primary purpose is to assist the Board in oversight of:

▪	The integrity of the Company's financial statements and internal controls;
▪	The Company's compliance with legal and regulatory requirements;
▪	The qualifications and independence of the Company's independent registered public accounting firm; and
▪	The performance of the Company's internal audit function and independent registered public accounting firm.

II.	Composition

The Audit Committee shall be comprised of one or more members of the Board.  Committee members will be appointed by the Board to serve until their successors are elected. Unless a chairperson is elected by the full Board, the members of the Committee may designate a chairperson by majority vote.  All members of the Committee shall meet the independence criteria and have the qualifications set forth in Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act").

Accordingly, all of the members of the Committee shall be directors:
▪
Who do not accept any direct or indirect consulting, advisory or compensatory fee from the Company other than for board service or in respect of retirement or deferred compensation for prior service, who are not an "affiliated person" within the meaning of Rule 10A-3 under the Exchange Act; and

▪	Who have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements and the regulatory requirements of the Company's industry.

It is desirable, but not mandatory that at least one member of the Committee shall have accounting or related financial management expertise, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  The above is not intended to require a Committee member to meet the SEC definition of a "financial expert".

III.	Meetings

The Committee shall meet as often as deemed necessary or appropriate in its judgment, generally at least twice annually, either in person or by phone.  Any member of the Committee may call meetings of the Committee.

At least annually, the Committee should meet privately in executive session with management, the independent auditors, and as a Committee to discuss any matters that the Committee or each of the groups believes should be discussed.  The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors annually, at a minimum, to review the Company's financial statements and significant audit findings.

IV.	Responsibilities and Duties

Documents/Reports/Accounting Information Review
▪	Review and reassess the adequacy of this Charter at least annually and submit the charter to the Board of Directors for approval.
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Review the Company's annual audited financial statements prior to filing or distribution.  Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

▪	Recommend to the board whether the financial statements should be included in the annual report on Form 10-K.
Independent Registered Public Accounting Firm and Audit Process
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Appoint, compensate, retain, and oversee the work performed by the independent auditor retained for the purpose of preparing or issuing an audit report or related work.  Review the performance and independence of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor will report directly to the Audit Committee and the Audit Committee will oversee the resolution of disagreements between management and the independent auditor if they arise.

▪	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.
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Review and approve both audit and nonaudit services to be provided by the independent auditor.  The authority to grant approvals may be delegated to one or more designated members of the Audit Committee, whose decisions will be presented to the full Audit Committee at its next meeting.

▪	Discuss with the independent auditor the matters required to be discussed under the standards of the PCAOB.
▪	Review with the independent auditor any problems or difficulties and management's response.
▪	Hold timely discussions with the independent auditor regarding the following:
o	Critical accounting policies and practices
o	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.
▪	At least annually, obtain and review a report by the independent auditor describing:
o	The independent auditor's internal quality-control procedures
o
Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to independent audits carried out by the independent auditor, and any steps taken to deal with such issues

o	All relationships between the independent auditor and the Company, addressing the matters set forth in PCAOB Rule 3526.
Financial Reporting Processes, Accounting Policies, and Internal Control Structure
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Periodically review the adequacy and effectiveness of the Company's disclosure controls and procedures and the Company's internal control over financial reporting, including any significant deficiencies and significant changes in internal controls.

▪	Understand the scope of the internal auditor's review of internal control over financial reporting and obtain report on significant findings and recommendations, together with management responses.
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Receive and review any disclosure from the Company's CEO and CFO made in connection with the certification of the Company's quarterly and annual reports filed with the SEC of: a) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control.

▪
Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; major issues as to the adequacy of the Company's internal controls; and any special audit steps adopted in light of material control deficiencies.

▪	Annually review a summary of director and officers' related party transactions and potential conflicts of interest.
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Oversee the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Ethical Compliance, Legal Compliance, and Risk Management
▪	Review, with the Company's counsel or other appropriate individuals, legal compliance and legal matters that could have a significant impact on the Company's financial statements.
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Discuss policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company's major financial risk exposures and the steps management has undertaken to control them.

Reporting and Other Responsibilities
▪	Review, with management, the Company's finance function, including its annual Plan, organization, and quality of personnel.
▪	Perform other activities consistent with this Charter, the Company's bylaws, and governing laws that the Board or Audit Committee determines are necessary or appropriate.

V.	Procedures

The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.  The Committee shall have the authority and sufficient funding to retain outside legal counsel, accountants or other experts as it determines necessary and appropriate to assist the Committee in carrying out its functions, without obtaining the approval of the Board or management.

VI.	Limitation of Audit Committee's Role

While the Committee has the oversight responsibility set forth in this Charter, it does not have the duty to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent registered public accounting firm. In addition, the Committee recognizes that the Company's management, internal audit staff and the independent registered public accounting firm, devote more time to reviewing or analyzing the Company's business and its operations and as a result, have more knowledge and detailed information concerning the Company than members of the Committee. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the quality or adequacy of the independent registered public accounting firm.